Exhibit 10.51

SECOND AMENDMENT TO OFFICE LEASE

This SECOND AMENDMENT TO OFFICE LEASE (this “Second Amendment”) is made and entered into as of November 14, 2008 (the “Amendment Date”), by and between H/H VICTORY HOLDINGS, L.P., a Delaware limited partnership (“Landlord”), and PLAINSCAPITAL CORPORATION, a Texas corporation (“Tenant”).

RECITALS:

A.	Landlord (as successor-in-interest to Block L Land, L.P.) and Tenant entered into that certain Office Lease dated as of February 7, 2007, as amended by that certain First Amendment to Office Lease, dated April 3, 2007 (the “Lease”), regarding Retail Bank Space and Office Space (the “Premises”) in the building commonly known as One Victory Park, located at 2323 Victory Avenue, Dallas, Texas 75219, all as more fully described in the Lease.

B.	Landlord and Tenant desire to amend the Lease by amending certain provisions of the Lease, as more particularly set forth below.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Defined Terms. Unless otherwise defined herein, capitalized terms have the meanings assigned in the Lease.

2.	Tenant’s Address. Tenant’s Address for purpose of notices under the Lease as set forth in Section 1 of the Lease is amended as follows:

2911 Turtle Creek Boulevard

Suite 700

Dallas, Texas 75219

Attn: George McCleskey

In addition, Tenant hereby appoints George McCleskey as “Tenant’s Representative” to act for Tenant in all matters covered by Exhibit B.

3.	Term; Commencement Date. The definition of “Term” in Section 1 of the Lease is hereby deleted and replaced with the following:

“A period commencing on November 15, 2008 (the “Commencement Date”) and ending at 5:00 p.m. on February 28, 2019 (“Expiration Date”), subject to adjustment and earlier termination as provided in this Lease or by operation of law; provided the Term may be extended pursuant to the terms of Exhibit J (Extension of Term).”

4.	Lower Floor Rent Commencement Date. The definition of “Lower Floor Rent Commencement Date” in Section 1 of the Lease is hereby deleted and replaced with the following: “November 15, 2008”

5.	14th Floor Rent Commencement Date. The definition of “14th Floor Rent Commencement Date” in Section 1 of the Lease is hereby deleted and replaced with the following: “January 1, 2009”.

6.	Delivery of the Premises. The definition of “Delivery of the Premises” in Section 1 of the Lease is hereby deleted and replaced with the following:

“Landlord and Tenant agree and acknowledge that (i) possession of the portion of the Premises consisting of the 1st, 3rd, and 5th floors of the Building (the “Lower Floors”) has been tendered to Tenant in the condition required by this Lease (“Delivery of the Lower Floors”) and (ii) possession of the portion of the Premises consisting of the 14th floor of the Building (the “14th Floor”) has been tendered to Tenant in the condition required by this Lease (“Delivery of the 14th Floor”).”

7.	Basic Rental. The definition of “Basic Rental” in Section 1 of the Lease is hereby deleted and replaced with the following:

“Subject to Paragraph 8 of the Second Amendment, “Basic Rental” for the period of time from the Lower Floor Rent Commencement Date until first anniversary of the Full Rent Commencement Date shall be payable at an annual rate of $32.50 per square foot of Net Rentable Area in the Premises (currently anticipated to be $131,191.67 per month, which is approximately $1,574,300.00 annually). On each anniversary of the Full Rent Commencement Date and for each subsequent 12-month period of the Term, Basic Rental shall increase $0.50 per square foot of Net Rentable Area in the Premises over the Basic Rental for the previous 12-month period.”

8.	Partial Abatement of Rent.

(a)	Notwithstanding the terms of Section 1 of the Lease and for each month from the 14th Floor Rent Commencement Date until March 1, 2009 (the “Full Rent Commencement Date”), the Basic Rental payable by Tenant with respect to the 14th Floor shall be calculated as the product of (a) the Basic Rent payable for the applicable month (with respect to the 14th Floor) and (b) 40%. For purposes of clarification the foregoing partial abatement of Rent shall not apply to the Lower Floors, and commencing on the Lower Floor Rent Commencement Date, Tenant shall pay all Rent (including Parking Rental) with respect to the Lower Floors as provided in the Lease.

(b)	For each month from the Commencement Date until the 14th Floor Rent Commencement Date, Parking Rental for a pro rata portion of the Parking Spaces (including the Reserved Spaces) leased by Tenant (such pro rata portion to be equal to the ratio of (i) the number of square feet of Net Rentable Area on the 14th Floor, divided by (ii) the total number of square feet of Net Rentable Area in the Premises) shall be fully abated. For purposes of clarification, the foregoing abatement of Parking Rental shall not affect the Parking Rental payable with respect to balance of the Parking Spaces (i.e., the Parking Spaces allocable to the Lower Floors).

(c)	In addition, for each month from the 14th Floor Rent Commencement Date until the Full Rent Commencement Date, Parking Rental for a pro rata portion of the Parking Spaces (including the Reserved Spaces) leased by Tenant (such pro rata portion to be equal to the ratio of (i) the number of square feet of Net Rentable Area on the 14th Floor, divided by (ii) the total number of square feet of Net Rentable Area in the Premises) shall be payable at a rate equal to 40% of the applicable rate for such Parking Spaces. For purposes of clarification, the foregoing partial abatement of Parking Rental shall not affect the Parking Rental payable with respect to balance of the Parking Spaces (i.e., the Parking Spaces allocable to the Lower Floors).

(d)	Commencing on the Full Rent Commencement Date and continuing through the remainder of the Term, Tenant shall pay all Rent (including Parking Rental) as provided in the Lease.

9.	TI Allowance. Pursuant to Exhibit B, the Tenant’s Work includes completion of the Initial Leasehold Improvements in the elevator lobby of the third floor of the Building at Tenant’s cost (subject to the TI Allowance). Notwithstanding anything to the contrary contained in Exhibit B, it is understood and agreed that (i) Landlord is obligated to perform that portion of the Tenant’s Work necessary to complete the elevator lobby serving the third floor of the Building, and (ii) as a result thereof, the TI Allowance will be reduced by $47,260.00. Accordingly, the definition of “TI Allowance” in Section 1 of the Lease is hereby deleted and replaced with the following:

“Subject to the terms of Exhibit B (Construction Work), an allowance of $42.50 per square foot of Net Rentable Area in the Premises, over and above Landlord’s Work (as defined in Exhibit B-1), minus $47,260.00 (i.e., the product of $42.50 and 1,112 square feet of Net Rentable Area, which is the Net Rentable Area of the elevator lobby serving the third floor of the Building). Such allowance is currently estimated to be $2,011,440.00 and will be advanced by Landlord to Tenant in the manner specified in Exhibit B.”

10.	Parking Spaces. The definition of “Parking Spaces” in Section 1 of the Lease is hereby deleted and replaced with the following:

“Subject to the terms of this Section 1 and Exhibit I (Parking): One hundred (100) parking spaces located in the Parking Garage (“Initial Required Spaces”), of which twenty-five (25) parking spaces will be designated as reserved exclusively for Tenant (the “Reserved Spaces”) and the remainder will constitute unreserved parking spaces. The Reserved Spaces will be located on the third level of the Parking Garage in the area shown on the Garage Plan attached to the Second Amendment as Appendix 1 and made a part hereof for all purposes; provided, however, Landlord may temporarily relocate any Reserved Space from time to time, at Landlord’s reasonable discretion, upon five days’ prior written notice to Tenant, in order for Landlord to perform its obligations under Section 10.(a) of the Lease. Subject to the terms of Exhibit I, any such temporary relocation of the Reserved Parking Spaces by Landlord will not exceed 30 consecutive days.

If the Net Rentable Area of the Office Space is increased at any time during the Term, the number of Parking Spaces allocated to Tenant will be increased at the rate of (i) one parking space for every 500 additional square feet of Net Rentable Area in the Office Space (“Additional Required Spaces”) or, (ii) at Tenant’s option, one parking space for every 367 square feet of Net Rentable Area in the Office Space (the number of spaces in excess of the Additional Required Spaces, “Optional Spaces”). Reserved parking spaces (equal to 15% of the total Additional Required Spaces and, if Tenant elects to lease the same, 15% of the Optional Spaces) and unreserved parking spaces shall be located in the Parking Garage.

If the Net Rentable Area of the Office Space is decreased pursuant to Section 20.(a) of the Lease, then, after taking into consideration any Additional Space leased pursuant to Section 20.(b) of the Lease, the number of Initial Required Spaces (including Reserved Spaces) shall be reduced on a pro rata basis (such pro rata reduction being calculated as the number of Initial Required Spaces set forth above multiplied by the ratio of (A) the total number of square feet of Net Rentable Area of the Office Space following such reduction (but including any Additional Space leased), divided by (B) the total number of square feet of Net Rentable Area of the Office Space immediately prior to such reduction).

In addition to the foregoing, four visitor parking spaces on the first level of the Parking Garage will be designated as reserved exclusively for Tenant’s visitors at no cost or expense to Tenant. As used herein the term “Required Spaces” shall mean the Initial Required Spaces and the Additional Required Spaces, if any.”

11.	Exhibit B. Paragraph 25 of Exhibit B is hereby deleted in its entirety.

12.	Delay. Landlord and Tenant acknowledge that as of the Amendment Date, no Landlord Delay or Tenant Delay has occurred.

13.	Exhibit F. Tenant hereby waives all of its rights and remedies set forth in Exhibit F, and Exhibit F is hereby deleted in its entirety.

14.	Exhibit I. The fifth paragraph of Exhibit I is hereby deleted in its entirety and replaced with the following:

“Landlord may oversell the unreserved parking spaces in the Parking Garage in a manner customary to the operation of garages associated with Comparable Buildings, provided Landlord shall not oversell rights to park in the unreserved parking spaces by more than 15% of the total number of parking spaces available in the Parking Garage.”

15.	Exhibit M. The maximum dimensions for the Retail Sign (i.e., the eyebrow sign on the East end of the North-facing side of the Building), as shown on Exhibit M, are hereby amended to be three feet tall by 27.5 feet wide.

16.	Miscellaneous.

(a)	Full Force and Effect. Except as expressly amended hereby, all other items and terms of the Lease remain unchanged and continue to be in full force and effect.

(b)	Ratification. Landlord and Tenant hereby ratify and confirm their respective obligations under the Lease. Additionally, Landlord and Tenant further confirm and ratify that, as of the date hereof, the Lease is and remains in good standing and in full force and effect.

(c)	Conflicts. The terms of this Agreement will control over any conflicts between it and the terms of the Lease.

(d)	Counterparts. This Agreement may be executed in multiple counterparts, and each counterpart when fully executed and delivered will constitute an original instrument, and all such multiple counterparts will constitute but one and the same instrument.

(e)	Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

REMAINDER OF PAGE INTENTIONALLY BLANK.

SIGNATURE PAGE(S) FOLLOWS.

IN WITNESS WHEREOF, the parties have executed this Second Amendment on the date(s) set forth below to be effective as of the Amendment Date.

TENANT:

PLAINSCAPITAL CORPORATION,
a Texas corporation

By:	/s/ George McCleskey
Name: George McCleskey
Title: Senior Executive Vice President

Date signed: November 14, 2008

Second Amendment to Office Lease

Signature Page 1 of 2

LANDLORD:

H/H VICTORY HOLDINGS, L.P.,
a Delaware limited partnership

By:	Hines OVP Associates Limited Partnership,
a Texas limited partnership,
its managing general partner

	By:	Hines HVP GP, LLC,
a Delaware limited liability company,
its general partner

		By:	Hines Interests Limited Partnership,
a Delaware limited partnership,
its sole member

			By:	Hines Holding, Inc.,
a Texas corporation,
its general partner

				By:	/s/ Clayton C. Elliott
				Name:	Clayton C. Elliott
				Title:	Senior Vice President

		Date Signed:			November , 2008

Second Amendment to Office Lease

Signature Page 2 of 2

APPENDIX 1

to

Second Amendment to Office Lease

4 spaces
2 spaces
13 spaces
3 spaces
3 spaces
25 reserved parking spaces
Plains Capital Bank

Second Amendment to Lease Agreement

Appendix 1